EXHIBIT 10.1
FIRST AMENDMENT TO THE
PLATINUM UNDERWRITERS HOLDINGS, LTD.
GUARANTY
     First Amendment, effective as of January 1, 2005 (the “Amendment”) to the Guaranty (the “Guaranty”), dated as of December 31, 2003, by and between Platinum Underwriters Holdings, Ltd., a Bermuda company (“Guarantor”), and Platinum Underwriters Reinsurance, Inc., a Maryland insurance company (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Guaranty.
     WHEREAS, the Company and the Guarantor desire to amend the Guaranty in accordance with the provisions of Section 9 thereof.
     NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor and the Company hereby agree as follows:
     1. Amendment to the Guaranty. Section 4 of the Guaranty is hereby amended and restated as follows:
Guaranty Fee. The Company will pay Guarantor a fee (the “Guaranty Fee”) in the amount of $2 million for each calendar year that the Guaranty remains in force. The Guaranty Fee shall be payable on or before the 31st day of July for the calendar year to which the Guaranty Fee relates.
     2. Miscellaneous.
     (a) This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.
     (b) This Amendment may not be amended nor may any provision be waived except by a writing signed, in the case of an amendment, by each party hereto and, in the case of a waiver, by the party against whom the waiver is to be effective. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assignees.
     (c) The headings in this Amendment are for purposes of reference only, and shall not affect the meaning hereof.
     (d) The Guaranty, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as expressly modified and amended hereby, all of the terms, provisions and conditions of the Guaranty shall remain unchanged and in full force and effect. On and after the effective date set forth above, each reference in the Guaranty shall mean and be a reference to the Guaranty as amended hereby.

EXHIBIT 10.1
     IN WITNESS WHEREOF, Guarantor and the Company have executed this Guaranty on the date set forth below.

PLATINUM UNDERWRITERS
HOLDINGS, LTD.

By:	/s/ Gregory E.A. Morrison

Name:	Gregory E.A. Morrison
Title:	President and Chief Executive Officer
Date:	July 14, 2005

PLATINUM UNDERWRITERS
REINSURANCE, INC.

By:	/s/ Michael D. Price

Name:	Michael D. Price
Title:	President
Date:	July 14, 2005